UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      May 7, 2013

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:	(978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Michael Bornak has resigned as Chief Financial Officer and Senior Vice President, Finance and Administration of SeaChange International, Inc. (“SeaChange”), effective as of May 31, 2013, to accept a position at a publicly traded company closer to his home in Pittsburgh, Pennsylvania.  Mr. Bornak’s resignation was not the result of any disagreement between Mr. Bornak and SeaChange regarding any matter relating to SeaChange’s operations, policies, practices or financial reporting.

Mr. Anthony Dias has been appointed as SeaChange’s interim Chief Financial Officer and promoted to Senior Vice President, effective as of June 1, 2013.  Mr. Dias will receive an annualized salary of $235,000 and a one-time award of 10,000 restricted stock units for shares of SeaChange’s Common Stock (“RSUs”), to vest annually over a period of three years.  Mr. Dias will also be eligible to participate in SeaChange’s previously disclosed fiscal 2014 performance-based executive compensation plan, under which Mr. Dias will be eligible to receive a target bonus of $94,000, 75% of which may be payable in cash and 25% of which may be payable in RSUs. As an employee of SeaChange, Mr. Dias is also eligible to participate in the benefits offered to SeaChange’s employees generally, including medical and dental coverage, life and accidental death and disability (AD&D) insurance, and SeaChange’s 401(k) plan with a matching contribution of up to 50% of the first 6% of compensation contributed by the participant to the 401(k) plan.

Mr. Dias, age 46, joined SeaChange on December 3, 2007 as Vice President of Finance and Corporate Controller. He became Chief Accounting Officer in June 2012. Prior to joining SeaChange, Mr. Dias served as Corporate Controller at LeMaitre Vascular, Inc. from October 2006 to November 2007. Prior to that Mr. Dias held various senior finance positions with Candela Corporation, Globalware, Inc. and Aldiscon, Inc. (later acquired by Logica). Mr. Dias is also a Certified Public Accountant.

The selection of Mr. Dias to serve as interim Chief Financial Officer and Senior Vice President was not pursuant to any arrangement or understanding with respect to any other person.  In addition, there are no family relationships between Mr. Dias and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Dias reportable under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On May 8, 2013, SeaChange issued a press release regarding Mr. Bornak’s resignation and Mr. Dias’ appointment.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached and incorporated herein by reference is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No	Description

99.1	Press release issued by SeaChange International, Inc., dated May 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Raghu Rau
Raghu Rau Chief Executive Officer

Dated: May 8, 2013